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                                                                    EXHIBIT 99.1

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
CONTACTS:
Sense Holdings, Inc.         UTEK Corporation             Oak Ridge National Laboratory
Dore Perler                  Pam Lagano                   Russell Miller
CEO                          Lagano & Associates          Office of Technology Transfer & Economic Development
954.726.1422                 727.726.7910                 865.574.8746
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       SENSE HOLDINGS, INC., ANNOUNCES ACQUISITION OF UTEK CORPORATION'S
                MSTI SUBSIDIARY CONTAINING EXCLUSIVE LICENSE TO
                    OAK RIDGE NATIONAL LABORATORY TECHNOLOGY

            Government Laboratory Developed Technology May Help Solve
                         Problem of Landmine Detection

Fort Lauderdale, FL., Oakridge, TN and Plant City, FL -- June 1, 2001 -- Sense Holdings, Inc. (OTC BB: SEHO), Oak Ridge National Laboratory and UTEK Corporation (NASDAQ SC: UTOB) announced today that Oak Ridge National Laboratory has granted an exclusive license to a micro-electro-mechanical sensor (MEMS) technology for the detection of landmines and other explosives to Micro Sensor Technologies, Inc. (MSTI), a UTEK Corporation subsidiary. In addition, UTEK announced that MSTI has been acquired by Sense Holdings, Inc. in a stock-for-stock transaction. As a result of this transaction, UT-Battelle, LLC, which manages Oak Ridge National Laboratory, has acquired a minority equity position in Sense Holdings, Inc.

The Oak Ridge National Laboratory patented technology offers the potential for the simple, rapid and low cost detection of explosives. The technology may provide new capabilities for identifying hidden explosives. "We are excited about the humanitarian and commercial implications of this new technology," commented Dore Perler, CEO of Sense Holdings, Inc.

Sense Holdings, Inc. seeks to commercialize the MEMS explosives detection technology for airport, building, environmental security, and public safety applications. Based in Fort Lauderdale, Florida, the Company designs, develops, and brings to market access control and security systems. Sense is a leader in biometric identification systems and integrates cutting-edge biometric technology into mechanical and electronic control devices that improve business security processes. Acquiring MSTI expands the Company's market presence in the field of explosives detection and public safety.

Oak Ridge National Laboratory (ORNL) is a multi-program science and technology laboratory managed for the U.S. Department of Energy by UT-Battelle, LLC. ORNL scientists and engineers pioneer the development of new energy sources, technologies and materials. ORNL is a global leader in the advancement of knowledge in the biological, chemical, computational, engineering, environmental, physical and social sciences.

UTEK Corporation is a business development company dedicated to building bridges between university developed technology and commercial organizations utilizing their unique U2Bsm business model. UTEK acquires, licenses and finances the further development of new university technologies for rapidly growing technology companies. These intellectual capital assets are then sold to technology companies for an equity stake. With UTEK's U2Bsm model, companies can rapidly grow their technology assets while universities receive 100% of the royalties for each transferred technology.

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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